===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                           July 14, 1999 (June 29, 1999)



                                  ANCHOR GAMING
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                         (State or other jurisdiction of
                         incorporation or organization)

             000-23124                                88-0304253
      (Commission File Number)           (I.R.S. Employer Identification No.)


                                 815 Pilot Road
                                    Suite G
                                Las Vegas, Nevada
                                      89119
                    (Address of principal executive offices)

                  Registrant's telephone number: (702) 896-7568

                                     -------


===============================================================================

Item 2.  Acquisition or Disposition of Assets

         On June 29, 1999, Anchor Gaming ("Anchor" or the "Company") completed the acquisition of 100% of the outstanding common stock of Powerhouse Technologies, Inc. ("Powerhouse"). The acquisition was consummated pursuant to the terms of a merger agreement (the "Agreement") dated as of March 9, 1999 and as amended on March 19, 1999, among the Company, Anchor Powerhouse Acquisition Corporation (formerly known as Olive AP Acquisition Corporation), a wholly-owned subsidiary of the Company formed solely for the purpose of the acquisition, and Powerhouse. The Agreement was adopted by the Powerhouse stockholders on June 7, 1999. Powerhouse, through its operating units, VLC, AWI and United Tote, is one of the leading suppliers of system software, equipment and related services for on-line lotteries, video lotteries, and pari-mutuel systems throughout the world, and is a manufacturer and distributor of gaming devices for casinos. As a result of the merger, Powerhouse is now a wholly-owned subsidiary of the Company, which will continue to operate in its present principle lines of business.

         Pursuant to the terms of the Agreement, the Company acquired 100% of the common stock of Powerhouse for $19.50 per share totaling approximately $221 million and Powerhouse net debt of approximately $68 million. The
Company funded the acquisition and the repayment of Powerhouse' debt through a combination of cash and borrowings under a new $300 million revolving credit facility (the "Credit Facility").

Item 7.    Financial Statements and Exhibits

           (a)  Financial statements of businesses acquired

                    The following historical audited consolidated financial statements of Powerhouse and notes thereto are included herein at pages 4-23.

                           Independent Auditors' Report
                           Statements of Earnings for the years ended
                             December 31, 1998, 1997 and 1996
                           Balance Sheets as of December 31, 1998 and 1997 Statements of Stockholders' Equity for the years ended December 31, 1998, 1997 and 1996
                           Statements of Cash Flows for the years ended
                             December 31, 1998, 1997 and 1996
                           Notes to Consolidated Financial Statements

                    The following historical unaudited consolidated financial statements of Powerhouse and notes thereto are included herein at pages 24-32.

                           Statements of Earnings for the three months ended
                              March 31, 1999 and 1998 (unaudited)
                           Balance Sheets as of March 31, 1999 and December 31,
                              1998 (unaudited)
                           Statements of Stockholders' Equity for the three
                              months ended March 31, 1999 and 1998 (unaudited)
                           Statements of Cash Flows for the three months ended
                              March 31, 1999 and 1998 (unaudited)
                           Notes to Consolidated Financial Statements
                              (unaudited)

            (b)  Pro forma financial information

                    Pro Forma Consolidated Balance Sheet as of March 31, 1999

                    Pro Forma Consolidated Income Statements for the nine months ended March 31, 1999 and the year ended June 30, 1998.

            (c)  Exhibits

                 2.1 Agreement and Plan of Merger dated as of March 9, 1999 among Anchor Gaming, Olive AP Acquisition Corporation and Powerhouse Technologies, Inc. (Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K dated March 12, 1999.)

                 2.2 Amendment No. 1 to Merger Agreement dated as of March 19, 1999 among Anchor Gaming, Olive AP Acquisition Corporation and Powerhouse Technologies, Inc.

                23.1   Consent of KPMG, LLP, dated July 13, 1999.

(KPMG LLP logo)

P. O. Box 7108
Billings, MT 59103




                INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Powerhouse Technologies, Inc.:

         We have audited the accompanying consolidated balance sheets of Powerhouse Technologies, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Powerhouse Technologies, Inc. and subsidiaries as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                           /S/ KPMG LLP


Billings, Montana
February 19, 1999

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (in thousands except for share data)


                                                                    Years Ended December 31
                                                                    -----------------------
                                                                 1998         1997         1996
                                                                 ----         ----         ----
REVENUES:
 Lottery systems                                                $103,581      94,771      88,843
 Gaming machines and systems                                      53,215      57,626      43,632
 Pari-mutuel systems                                              20,028      20,177      20,499
 Gaming operations                                                24,327      24,361      23,707
                                                                --------     -------     -------
   Total revenues                                                201,151     196,935     176,681

COSTS OF REVENUES:
 Lottery systems                                                  62,281      62,558      59,333
 Gaming machines and systems                                      30,054      31,766      21,084
 Pari-mutuel systems                                              12,879      12,784      12,545
 Gaming operations                                                20,019      19,873      19,386
                                                                --------     -------     -------
                                                                 125,233     126,981     112,348
                                                                --------     -------     -------
  Gross Profit                                                    75,918      69,954      64,333

OTHER OPERATING EXPENSES:
 Selling, general and administrative                              36,635      31,655      28,697
 Research and development                                         10,011       9,788       7,969
 Depreciation and amortization                                    19,701      21,995      23,822
 Other charges                                                       ---         ---      34,135
                                                                --------     -------     -------

                                                                  66,347      63,438      94,623
                                                                --------     -------     -------

Earnings (loss) from operations                                    9,571       6,516     (30,290)
                                                                --------     -------     -------

OTHER INCOME (EXPENSE):
 Interest and other income                                         1,454       1,021       1,060
 Interest expense                                                 (3,044)     (3,890)     (3,754)
                                                                --------     -------     -------
                                                                  (1,590)     (2,869)     (2,694)
                                                                --------     -------     -------

Earnings (loss) before income taxes and extraordinary items        7,981       3,647     (32,984)

Income tax (expense) benefit                                      (3,405)      1,135       8,753
                                                                --------     -------     -------

Net earnings (loss) from continuing operations                     4,576       4,782     (24,231)

Reversal of loss on discontinuance of pari-mutuel systems, net       ---         ---        5,482
                                                                --------     -------      -------

Net earnings (loss) before extraordinary items                     4,576       4,782     (18,749)

Extraordinary gain, net                                              ---      13,269       4,014
                                                                --------     -------     -------

Net earnings (loss)                                             $  4,576      18,051     (14,735)
                                                                ========     =======     =======

EARNINGS (LOSS) PER SHARE DATA:
Basic:
Continuing operations                                              $0.43       0.46        (2.28)
Net earnings (loss)                                                $0.43       1.75        (1.39)
                                                                   =====       ====        =====

Diluted:
Continuing operations                                              $0.42       0.46        (2.28)
Net earnings (loss)                                                $0.42       1.72        (1.39)
                                                                   =====       ====        =====

Weighted average shares:
Basic                                                             10,580      10,329      10,635
Potential Common Stock(1)                                            323         160         ---
                                                                  ------    --------      ------
Diluted                                                           10,903      10,489      10,635
                                                                  ======      ======      ======

(1)  Excluded if antidilutive
          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands except for share data)

                                                                           December 31,
                                                                           ------------
                                                                          1998        1997
                                                                          ----        ----
ASSETS
 Current assets:
  Cash and cash equivalents                                             $ 16,371      13,772
  Restricted cash and deposits                                             1,992       1,423
  Accounts receivable, net                                                21,786      25,839
  Current installments of notes receivable, net                            6,179       3,192
  Inventories                                                             18,630      15,942
  Prepaid expenses                                                         1,574       1,037
  Deferred income taxes                                                    9,549      11,444
                                                                        --------     -------
   Total current assets                                                   76,081      72,649
                                                                        --------     -------

 Property and equipment, net                                              76,355      63,160

 Restricted cash deposits                                                    376       2,408
 Notes receivable, excluding current installments                         10,049       2,547
 Goodwill, net                                                             8,495       9,314
 Intangible and other assets, net                                         17,119      11,319
                                                                        --------     -------
                                                                        $188,475     161,397
                                                                        ========     =======

LIABILITIES
 Current liabilities:
  Current installments of long-term debt                                $  4,445       4,381
  Accounts payable                                                        12,611       9,513
  Accrued expenses                                                        17,848      21,705
                                                                        --------     -------
   Total current liabilities                                              34,904      35,599
                                                                        --------     -------

 Long-term debt, excluding current installments                           51,765      31,446
 Deferred income taxes                                                    13,828      12,206
                                                                        --------     -------
   Total liabilities                                                     100,497      79,251
                                                                        --------     -------

Commitments and contingencies (Note 15)

STOCKHOLDERS' EQUITY
 Preferred stock, $.01 par value.  Authorized 10,000,000 shares; no
  shares issued                                                              ---         ---
 Common stock, $.01 par value.  Authorized 25,000,000 shares                 106         105
 Paid-in capital                                                          91,304      89,451
 Deferred restricted stock compensation                                     (815)       (217)
 Accumulated deficit                                                      (2,617)     (7,193)
                                                                        --------     -------
   Total stockholders' equity                                             87,978      82,146
                                                                        --------     -------
                                                                        $188,475     161,397
                                                                        ========     =======


          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (in thousands except for share data)

---------------------------------------------------------------------------------------------------------------------
                                      Series A                             Deferred
                                      Preferred    Common                  restricted                      Total
                                        Stock       Stock       Paid-in   stock compen-   Accumulated   stockholders'
                                      par value   par value     capital     sation          deficit        equity
---------------------------------------------------------------------------------------------------------------------
December 31, 1995                         $19           107      97,284         (453)       (10,509)       86,448

Net loss                                  ---           ---         ---          ---        (14,735)      (14,735)

Amortization of deferred restricted
     stock compensation                   ---           ---         133           36            ---           169

Stock issued under stock purchase
     plan                                 ---             1         348          ---            ---           349
                                        -----          ----      ------       ------        -------        ------

December 31, 1996                          19           108      97,765         (417)       (25,244)       72,231

Net earnings                              ---           ---         ---          ---         18,051        18,051

Stock options exercised and shares
     issued under stock purchase plan     ---             2         762          ---            ---           764

Shares redeemed pursuant to
     EDS settlement                       (19)           (5)     (9,076)         ---            ---        (9,100)

Amortization of deferred restricted
     stock compensation                   ---           ---         ---          200            ---           200
                                        -----          ----      ------       ------        -------        ------

December 31, 1997                         ---           105      89,451         (217)        (7,193)       82,146

Net earnings                              ---           ---         ---          ---          4,576         4,576

Restricted stock issued                   ---             1       1,062       (1,063)           ---           ---

Amortization of deferred restricted
     stock compensation                   ---           ---         ---          465                          465

Proceeds from sale of common stock,
     net                                  ---             2       2,078          ---            ---         2,080

Stock options exercised and shares
     issued under stock purchase
     plan                                 ---             1       1,135          ---            ---         1,136

Stock redemptions                         ---            (3)     (2,422)         ---            ---        (2,425)
                                        -----          ----      ------       ------        -------        ------

December 31, 1998                       $ ---           106      91,304         (815)        (2,617)       87,978
                                        =====          ====      ======       ======        =======        ======
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Share Amounts                   1998                      1997                         1996
                             ----------     ----------------------------     ------------------------------
                              Common           Series A         Common          Series A           Common
Balance                        Stock        Preferred Stock     Stock        Preferred Stock        Stock
-----------------------------------------------------------------------------------------------------------

Beginning of year            10,477,952       1,912,728       10,829,184        1,912,728        10,682,109
Restricted stock issued         108,000             ---              ---              ---            30,000
Sale of common stock            220,204             ---              ---              ---
Stock options exercised and
     shares issued              127,161             ---          194,222                            117,075
Stock redemptions              (285,000)     (1,912,728)        (545,454)             ---               ---
                             ----------      ----------       ----------        ---------        ----------
End of year                  10,648,317             ---       10,477,952        1,912,728        10,829,184
                             ==========      ==========       ==========        =========        ==========

          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                             Years Ended December 31
                                                             -----------------------
                                                           1998         1997         1996
                                                           ----         ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings (loss)                                  $ 4,576      18,051      (14,735)
     Adjustments to reconcile net earnings (loss) to
         net cash provided by operating
         activities:
         Reversal of provision for loss on sale of
              pari-mutuel systems operations                  ---         ---       (5,482)
         Depreciation and amortization                     19,701      21,995       23,822
         Other charges                                        ---         ---       34,135
         Extraordinary gain, net                              ---     (13,269)      (4,014)
         Other, net                                            60         337           79
     Changes in operating assets and liabilities:
         Sales of receivables                                 ---         ---        1,467
         Receivables, net                                  (6,118)     (7,191)       1,942
         Inventories                                       (2,110)      5,709       (3,489)
         Prepaid expenses                                     (80)        (10)         235
         Accounts payable                                   3,099       2,867        2,006
         Accrued expenses                                  (3,392)      6,649      (10,854)
         Income taxes                                       3,517         806       (6,411)
                                                          -------     -------      -------
Net cash provided by operating activities                  19,253      35,944       18,701
                                                          -------     -------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Expenditures on property and equipment               (28,456)     (6,977)     (25,522)
     Expenditures on intangible and other assets           (6,485)     (1,974)     (10,037)
     Proceeds from sales of equipment                         395         117          109
     Change in restricted cash deposits                     1,463         (70)         700
                                                          -------     -------      -------
Net cash used in investing activities                     (33,083)     (8,904)     (34,750)
                                                          -------     -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net payments on notes payable                            ---      (7,650)        (600)
     Proceeds from issuance of long-term debt              50,000         643        4,365
     Payments of loan origination fees                     (2,041)        ---          ---
     Repayments of long-term debt                         (32,321)    (11,220)     (13,079)
     Amounts payable to EDS                                   ---         ---       27,343
     Redemption of common stock                            (2,425)        ---          ---
     Proceeds from sale of common stock                     2,080         ---          ---
     Common stock sold under employee benefit plans         1,136         637          349
                                                          -------     -------      -------
Net cash provided by (used in) financing activities        16,429     (17,590)      18,378
                                                          -------     -------      -------

Net increase in cash and cash equivalents                   2,599       9,450        2,329

Cash and cash equivalents, beginning of year               13,772       4,322        1,993
                                                          -------     -------      -------

Cash and cash equivalents, end of year                    $16,371      13,772        4,322
                                                          =======     =======      =======


          See accompanying notes to consolidated financial statements.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation. The consolidated financial statements include the accounts of Powerhouse Technologies, Inc. and subsidiaries (the "Company"). Prior to January 1, 1998 the Company was known as Video Lottery Technologies, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

     Revenue recognition. Revenue from the sale of lottery, gaming and pari-mutuel system equipment and related parts is recognized upon delivery to the customer. Revenue from sales of lottery systems and video gaming central site systems (including customized software and equipment) is recognized using the percentage of completion method of accounting for long-term construction type contracts where costs to complete can reasonably be estimated. Prior to revenue recognition on system sales, costs incurred are applied against progress billings and recorded as a net accrued liability or other current asset as appropriate.

     Lottery and pari-mutuel systems contract services revenues are recognized as the services are performed and primarily relate to revenues from long-term contracts which require installation and operation of lottery and pari-mutuel wagering networks. Revenues under these contracts are generally based on a percentage of sales volume, which may fluctuate over the lives of the contracts.

     Gaming operations revenue consists of route and racetrack operations.

     Route operations revenue consists primarily of gaming machine wagers, net of payouts and state gaming taxes, generated under revenue sharing agreements with route customers. Route operations revenue is recorded weekly as the revenues are earned.

     Revenue from racetrack operations primarily represents commissions on wagers placed on live and simulcast pari-mutuel racing at the Company's racetrack in Sunland Park, New Mexico, and is recorded on the day of each race.

     Cash and cash equivalents. Cash deposits and all highly liquid debt instruments with maturity dates of three months or less when purchased are considered cash equivalents in the statements of cash flows.

     Restricted cash and deposits. Cash deposits expected to be refunded or released within one year are classified as restricted short-term deposits. The deposits are for bonds, required by customers, for proposals and performance under long-term contracts and for prize purses at the Company's horse racing facility.

     Inventories. The Company manufactures inventories for sale and lease. Inventories are carried at the lower of cost or market value. Cost is determined using the first-in, first-out method and includes materials, labor and allocated indirect manufacturing overhead.

     Property and equipment. Property and equipment is stated at cost. Equipment acquired under capital leases is recorded at the lower of the present value of minimum lease payments at the beginning of the lease term or the fair market value of the asset at the inception of the lease. The Company manufactures equipment used in the provision of services pursuant to long-term contracts.

     Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets or the life of the related contract (including executed contract extensions) as follows:


     Item                                                     Estimated life
     ----                                                     --------------
     Lottery and pari-mutuel systems equipment                   3 - 9 years
     Gaming equipment                                            3 - 7 years
     Buildings and improvements                                 7 - 40 years
     Machinery and equipment                                    3 - 10 years
     Furniture and fixtures                                     5 - 10 years


     Equipment purchased under capital leases is depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

     Goodwill, intangible and other assets. Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is being amortized on a straight-line basis through 2009. Accumulated amortization was $4.6 million at December 31, 1998 and $3.8 million at December 31, 1997.

     Intangible and other assets are stated at cost net of accumulated amortization. Intangible and other assets are amortized over their respective economic useful lives of up to ten years. Accumulated amortization of intangible and other assets was approximately $8.9 million at December 31, 1998 and $6.9 million at December 31, 1997.

     Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of these expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the asset is considered "impaired" and an impairment loss is recognized.

     Foreign currency transactions and remeasurements. Gains and losses from foreign currency transactions and remeasurements are included in results of operations.

     Interest rate hedging. The Company uses interest rate swaps to manage exposure to interest rate fluctuations on its variable rate debt. Premiums paid on interest rate hedges are deferred and amortized to interest expense over the term of the hedge contract.

     Income taxes. Deferred tax assets and liabilities are generally determined based on the difference between the financial statement carrying amounts of assets and liabilities and their respective tax bases. The current and noncurrent portions of these deferred tax assets and liabilities are classified in the balance sheet based on the respective classification of the assets and liabilities which give rise to such deferred income taxes.

     Earnings per share. In the fourth quarter 1997, the Company adopted the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share ("EPS")", issued in February 1997. Under SFAS 128 basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity. The Company has a complex capital structure as defined under SFAS 128. Diluted weighted average common shares includes potential common stock of approximately 323,000 and 160,000 shares for the years ended December 31, 1998 and 1997. The Company had losses from continuing operations in 1996. Accordingly, potential common stock has been excluded from weighted average share computations for that year because inclusion would have been anti-dilutive.

     Fair value of financial instruments. The carrying value of financial instruments, consisting primarily of cash, accounts receivable and accounts payable, approximates fair value due to the liquid nature of the instruments. (See Notes 5 and 11 for fair value estimates of notes receivable and long-term debt.)

     Stock based compensation plans. Stock-based compensation is recognized using the intrinsic value method. For disclosure purposes (see Note 13), pro forma earnings and earnings per share data are provided as if the fair value method had been applied.

     Reclassifications. Certain reclassifications have been made to the 1997 and 1996 amounts to conform to the 1998 presentation. The Company reorganized its reportable segments in 1998 to reflect changes in the management organization and how the related financial information is used internally to monitor and evaluate segment performance and resource allocation. The gaming operations reporting segment was created and includes operating and financial position information from the Company's

Montana route operations and the Company's racetrack operations in Sunland Park, New Mexico. Previously, the route operations were included with the gaming machines and systems segment and racetrack operations were included in pari-mutuel systems segment data.

     Accounting pronouncements not yet adopted. In April 1998, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities," which requires that start-up costs and organization costs be expensed as incurred under certain circumstances. This statement is effective for fiscal years beginning after December 15, 1998, with early application permitted. The Company will adopt SOP 98-5 beginning January 1, 1999. Accordingly, certain start-up costs incurred prior to January 1, 1999 will then be charged to expense as a cumulative effect of a change in accounting principle (net of tax effects), and subsequently such start-up costs will be expensed as incurred. At December 31, 1998, the Company had capitalized $0.4 million related to the start-up of its Sunland Park Casino. Upon adoption of this statement, approximately $0.2 million, net of related tax effects, will be charged to expense.

     The FASB, in June 1998, issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, although earlier application is encouraged. The statement may not be applied retroactively. The Company expects to adopt this statement effective January 1, 1999, and does not expect adoption to have a material effect on either its financial position or results of operations.

     Management estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Segment Information. In June 1997, the FASB issued Statement of Financial Accounting Standards Number 131 (SFAS No. 131), "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way public companies are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company adopted SFAS No. 131 for the year ended December 31, 1997. The adoption did not affect the Company's historical presentation of segment data; however, in 1998, the operating segments were reorganized to reflect management and other organizational changes within the Company. The reorganization included combining the route operations and racetrack operations into the gaming operations segment. Prior to the reorganization, the route and racetrack operations were included in the gaming machines and systems and pari-mutuel systems segments, respectively. The Company's casino operation in Sunland Park, New Mexico will be included in the gaming operations segment upon start-up in 1999.

(2)  BUSINESS SEGMENTS

     The Company operates principally in four business segments: the sale, design, manufacture, installation and operation of on-line lottery systems; the design, manufacture, sale and leasing of video gaming machines and central control systems and related services; gaming operations and the design, manufacture, sale and operation of computerized pari-mutuel wagering systems for dog and horse racing tracks.

                                                                 Years Ended December 31,
                                                                 ------------------------
                                                              1998         1997        1996
                                                              ----         ----        ----
                                                             (000s)       (000s)       (000s)

Revenues:
Lottery systems                                             $103,581       94,771      88,843
Gaming machines and systems                                   53,593       58,286      44,722
Pari-mutuel systems                                           20,258       20,194      20,499
Gaming operations                                             24,327       24,361      23,707
     Less intercompany revenues                                 (608)        (677)     (1,090)
                                                            --------      -------     -------
          Total revenues                                    $201,151      196,935     176,681
                                                            ========      =======     =======

Operating profit (loss):
Lottery systems                                              $15,340        4,896     (29,449)
Gaming machines and systems                                    3,145        9,111       7,954
Pari-mutuel systems                                              194          463      (1,975)
Gaming operations                                               (686)        (338)       (541)
General corporate expenses                                    (8,829)      (7,866)     (6,826)
     Intercompany profit                                         407          250         547
                                                            --------      -------     -------
          Total operating profit (loss)                     $  9,571        6,516     (30,290)
                                                            ========      =======     =======

Operating profit (loss) before "other charges":
Lottery systems                                             $ 15,340        4,896       1,623
Gaming machines and systems                                    3,145        9,111       7,954
Pari-mutuel systems                                              194          463       1,088
Gaming operations                                               (686)        (338)       (541)
General corporate expenses                                    (8,829)      (7,866)     (6,826)
     Intercompany profit                                         407          250         547
                                                            --------      -------     -------
          Total operating profit before "other charges"     $  9,571        6,516       3,845
                                                            ========      =======     =======

Capital expenditures:
Lottery systems                                              $17,253        1,043      16,271
Gaming machines and systems                                    1,496          825       4,724
Pari-mutuel systems                                            3,720        4,084       3,149
Gaming operations                                              4,609          669       1,391
Corporate                                                      1,416          548         403
     Less intercompany step-up in basis                          (38)        (192)       (416)
                                                            --------      -------     -------
          Total capital expenditures                        $ 28,456        6,977      25,522
                                                            ========      =======     =======

Depreciation and amortization:
Lottery systems                                             $ 10,290       12,509      14,248
Gaming machines and systems                                    2,657        3,328       3,851
Pari-mutuel systems                                            4,332        3,869       3,922
Gaming operations                                              2,032        2,159       2,221
Corporate                                                        834          563         501
     Less depreciation on intercompany step-up basis            (444)        (433)       (921)
                                                            --------      -------     -------
          Total depreciation and amortization               $ 19,701       21,995      23,822
                                                            ========      =======     =======

                                                                 Years Ended December 31,
                                                                 ------------------------
                                                              1998         1997         1996
                                                              ----         ----         ----
                                                             (000s)       (000s)       (000s)
Identifiable assets:
Lottery systems                                             $ 58,030       46,380      62,350
Gaming machines and systems                                   52,107       49,935      38,417
Pari-mutuel systems                                           22,357       21,527      19,982
Gaming operations                                             29,106       28,401      29,949
Corporate                                                     27,937       16,621      19,067
     Less intercompany step-up in basis                       (1,062)      (1,467)     (1,722)
                                                            --------      -------     -------
          Total identifiable assets                         $188,475      161,397     168,043
                                                            ========      =======     =======

     Operating profit (loss) before "other charges" excludes special and other charges discussed in Note 14.

     A summary of revenues and related direct costs of revenues follows:


                                                   Years Ended December 31,
                                                   ------------------------
                                              1998         1997          1996
                                              ----         ----          ----
                                             (000s)       (000s)        (000s)
Revenues:
         Services                           $139,559      128,136       126,543
         Tangible products                    53,186       57,752        39,438
         Lease                                 8,406       11,047        10,700
                                            --------      -------       -------
                                            $201,151      196,935       176,681
                                            ========      =======       =======

Costs of revenues:
         Services                            $90,298       89,430        86,864
         Tangible products                    34,411       37,551        25,484
         Lease                                   524          ---           ---
                                            --------      -------       -------
                                            $125,233      126,981       112,348
                                            ========      =======       =======

Gross profit:
         Services                            $41,713       38,706        39,679
         Tangible products                    26,323       20,201        13,954
         Lease                                 7,882       11,047        10,700
                                            --------      -------       -------
                                             $75,918       69,954        64,333
                                             =======      =======       =======


     Gross profit for each segment is herein defined as revenues for that segment less the corresponding costs and expenses (excluding depreciation and amortization expense and any special or other charges).

(3)  REVENUE CONCENTRATION

     The Company derives its revenues from equipment and system sales and services to customers primarily in jurisdictions that have enacted governmental legislation and/or regulatory controls over various types of gaming and wagering activities. The Company recorded revenues from customers or distributors within a specific gaming or wagering jurisdiction, subject to governmental legislation, which accounted for more than 10% of the Company's consolidated revenues as follows:


                                                   Years Ended December 31,
                                                   ------------------------
                                               1998         1997         1996
                                               ----         ----         ----
                                              (000s)       (000s)       (000s)
     Florida                                 $29,273       31,528       30,203
     Pennsylvania                             22,639       23,042       23,164
     Montana                                  23,449       23,434       22,458
                                             =======       ======       ======


     Revenues from the lottery and pari-mutuel systems segments of the company are primarily derived from contracts with terms up to ten years with varying options for extensions and renewals.

     Montana revenue includes total revenues from route operations of approximately $17.4 million in 1998, $17.7 million in 1997, and $16.5 million in 1996.

     Export Sales. The Company had total export sales from the United States of approximately $22.9 million, $37.0 million and $28.6 million during the years ended December 31, 1998, 1997 and 1996, respectively.

(4)  NOTES AND ACCOUNTS RECEIVABLE

     A summary of receivables follows:


                                                        December 31,
                                                        ------------
                                              1998                        1997
                                              ----                        ----
                                             (000s)                      (000s)
     Trade                                   $22,647                    26,946
     Notes receivable                         16,403                     5,964
                                             -------                    ------
                                              39,050                    32,910
     Less allowance for doubtful accounts     (1,036)                   (1,332)
                                             -------                    ------

                                             $38,014                    31,578
                                             =======                    ======


     The Company finances sales of gaming and pari-mutuel systems equipment to certain customers meeting minimum credit standards. Installment notes bear interest at rates up to 18% and mature from one to nine years. The Company estimates the fair value of gross notes receivable at December 31, 1998 to approximate carrying value of the associated notes receivable. This estimate is based on current discount rates for instruments of similar credit quality available in the secondary market.

     At December 31, 1998, approximately 14% of the Company's receivables were from various governments or their designated agencies.

     Amounts charged to expense for estimated bad debts were approximately $0.3 million, $0.1 million and $0.2 million in the years ended December 31, 1998, 1997 and 1996, respectively. The Company wrote off previously reserved doubtful accounts of approximately $0.5 million, $0.1 million and $2.1 million for the years ended December 31, 1998, 1997 and 1996, respectively.

(5)  INVENTORIES

     A summary of inventories, net of valuation reserves, follows:


                                                        December 31,
                                               1998                      1997
                                              (000s)                    (000s)
     Manufacturing:
       Raw materials                         $ 6,497                     6,703
       Work-in-process                         1,166                       662
       Finished goods                          9,604                     7,427
     Customer service and other                1,363                     1,150
                                             -------                    ------
                                             $18,630                    15,942
                                             =======                    ======


     The Company had reserves for inventories of approximately $4.0 million and $8.2 million at December 31, 1998 and 1997, respectively, primarily related to finished goods. The Company charged to expense approximately $0.3 million, $.1 million and $18.0 million in the years ended December 31, 1998, 1997 and 1996, respectively, for reserves and impairments of inventories. Of these charges, $18.0 million in the year ended December 31, 1996 related to the termination of three on-line lottery projects for which inventory was specifically procured.

     Inventory reserves were reduced by $4.5 million, $6.1 million and $9.0 million in the years ended December 31, 1998, 1997 and 1996, respectively, as the applicable inventories were sold or otherwise disposed of. At December 31, 1998 and 1997, respectively, inventories included approximately 700 and 600 finished video gaming machines located in various casino gaming locations, under trial arrangements with customers.

(6)  PROPERTY AND EQUIPMENT

     A summary of property and equipment follows:


                                                            December 31,
                                                            ------------
                                                    1998                  1997
                                                    ----                  ----
                                                   (000s)                (000s)
     Lottery and pari-mutuel equipment systems   $125,623               107,729
     Land, buildings and improvements              19,085                14,669
     Machinery and equipment                       12,464                 6,906
     Gaming equipment                              18,831                20,267
     Furniture and fixtures                         2,736                 2,503
                                                 --------               -------
          Total                                   178,739               152,074
                                                 --------               -------
     Less accumulated depreciation               (102,384)              (88,914)
                                                 --------               --------
                                                 $ 76,355                63,160
                                                 ========               =======


     In 1997 the Company transferred to inventory, gaming equipment with a net book value of approximately $2.2 million, due to the expiration of lease agreements. In 1996, the Company transferred on-line lottery equipment with a net book value of approximately $2.4 million to inventories in conjunction with the termination of an on-line lottery contract. Other additions to gaming equipment and on-line lottery equipment in the three-years ended December 31, 1998, are included in the Consolidated Statements of Cash Flows as expenditures on property and equipment.

     Gaming equipment at December 31, 1998 and 1997 includes video gaming machines with an aggregate cost of approximately $10.9 million and $13.4 million, respectively, and a carrying value of approximately $5.4 million and $7.8 million, respectively, which are under lease or revenue sharing agreements with customers. For the years ended December 31, 1998, 1997 and 1996, depreciation expense on this equipment was approximately $1.7 million, $2.3 million and $2.8 million, respectively. Two lease agreements provide rent payments to the Company based on a percentage of net gaming receipts. One of the two agreements is on a month-to-month basis and the other is for a five-year period ending in December 2000 with provisions for three one-year extensions. Another agreement is a master lease whereby terminal lease terms are for one year, with four consecutive automatic one-year renewals with decreasing lease payments, with an option by the lessee to terminate the lease at the end of each such year. Future lease receipts, by the Company, under the contractual lease agreements, assuming renewals, based on the terminals delivered through December 31, 1998, are approximately as follows:


     Year ending December 31,                     (000s)
          1999                                    $3,400
          2000                                     2,713
          2001                                       386
                                                  ------
                                                  $6,499
                                                  ======


(7)  INTANGIBLE AND OTHER ASSETS

     A summary of intangible and other assets, net of amortization, follows:


                                                           December 31,
                                                           ------------
                                                   1998                  1997
                                                   ----                  ----
                                                  (000s)                (000s)
     Software development costs                   $ 7,606                8,849
     Deferred costs                                 9,513                2,470
                                                  -------               ------
                                                  $17,119               11,319
                                                  =======               ======


     The Company capitalized approximately $1.0 million and $4.1 million of software development costs in the years ended December 31, 1997 and 1996, respectively. No costs were capitalized in 1998. The costs are primarily related to the development of the MasterLink(TM) system.

     Deferred costs include the costs of implementing and installing lottery and pari-mutuel systems used to provide services under long-term contracts. These costs are amortized over the lives of the related contracts.

     Total amortization expense of intangible and other assets (including Goodwill) was approximately $2.8 million, $3.7 million and $4.2 million in 1998, 1997 and 1996, respectively. Amortization of software development costs, included in total amortization expense, was approximately $1.2 million, $1.5 million and $1.3 million in 1998, 1997 and 1996, respectively.

(8)  LEASE OBLIGATIONS

     The Company has noncancelable operating leases for office space, equipment and vehicles which expire at various dates over the next eleven years. Future minimum lease payments under noncancelable operating leases as of December 31, 1998, are approximately as follows:


     Year ending December 31,                     (000s)
     ------------------------
          1999                                    $4,625
          2000                                     3,770
          2001                                     3,020
          2002                                     2,368
          2003                                     2,009
          Thereafter                               8,567


     In 1998, 1997 and 1996, rental expense was approximately $5.0 million, $4.7 million and $0.8 million, respectively.

(9)  ACCRUED EXPENSES

     A summary of accrued expenses follows:


                                                              December 31,
                                                              ------------
                                                         1998             1997
                                                         ----             ----
                                                        (000s)           (000s)
      Labor and benefits                                $ 8,191          5,911
      Deferred revenue and estimated costs to complete
         long-term contract obligations                     880          4,835
      Other, combined                                     8,777         10,959
                                                        -------         ------
                                                        $17,848         21,705
                                                        =======         ======


     Contracts involving a substantial construction component are recorded as long-term contracts, and associated revenues are recognized on either the percentage of completion or completed contract method. Included within Accrued Expenses in the Company's consolidated balance sheets are the following balances related to such contracts in process:


                                                              December 31,
                                                              ------------
                                                           1998           1997
                                                           ----           ----
                                                          (000s)         (000s)
     Costs and estimated earnings in excess of billings
        on uncompleted contracts                          $2,124           ---
     Billings in excess of costs and estimated earnings
        on uncompleted contracts                          (2,162)       (2,936)
                                                          ------        ------
                                                          $  (38)       (2,936)
                                                          ======        ======


(10) LONG-TERM DEBT

     A summary of long-term debt, including capitalized lease obligations, follows:


                                                                          December 31,
                                                                          ------------
                                                                         1998      1997
                                                                         ----      ----
                                                                        (000s)    (000s)

     Variable rate term loan (8.04% at December 31, 1998), quarterly payments of $62,500 through 2004, remaining balance due
        December 2004                                                 $24,938        ---
     Variable rate term loan (7.54% at December 31, 1998), quarterly payments increasing from $625,000 to $3,125,000 through
        September 2003                                                 24,375        ---
     Notes payable paid in October 1998                                   ---     30,303
     8.25% note payable in monthly installments including interest,
        through September 2001                                          4,240      4,940
     4.95% to 10.4% various notes and capital lease obligations, due in monthly installments of $4,189 to $40,448 including
        interest maturing through February 2004                         2,657        584
                                                                      -------     ------

                                                                       56,210     35,827

     Less current installments                                          4,445      4,381
                                                                      -------     ------

     Long-term debt, excluding current installments                   $51,765     31,446
                                                                      =======     ======


     The aggregate maturities of long-term debt are as follows:


     Year ending December 31,                                            (000s)
          1999                                                          $ 4,445
          2000                                                            5,661
          2001                                                            5,743
          2002                                                            6,568
          2003                                                           10,033
          Thereafter                                                     23,760
                                                                        -------
                                                                        $56,210
                                                                        =======


     Cash paid for interest (including capitalized interest) was approximately $4.6 million, $2.0 million and $2.6 million for the years ended December 31, 1998, 1997 and 1996, respectively. In 1998 the Company capitalized interest of $0.5 million during construction of capital assets.

     Based on interest rates currently available to the Company for borrowings with similar terms and maturities, the fair value of long-term debt at December 31, 1998 approximates carrying value.

     In October 1998, the Company completed negotiations for a $100.0 million credit facility. The credit facility replaced an existing credit facility and, among other things, provides for two $25.0 million term loans maturing in five and six years, respectively, and a revolving line of credit for $50.0 million expiring September 30, 2003. The credit facility is secured by stock of certain subsidiaries, inventories, receivables, equipment, intellectual and other property of the Company. At the Company's option, the credit facility bears interest at a Base Rate approximating prime or LIBOR plus an applicable margin percentage. The margin percentage above the LIBOR rate may fluctuate between 1.75% and 2.75% depending on the Company's consolidated leverage ratio as defined in the credit facility agreements (collectively referred to as the "Credit Agreement"). The Company may utilize up to $15.0 million of the $50.0 million revolving line of credit to collateralize its bonding program. Contractual obligations at December 31, 1998 required approximately $8.5 million in outstanding letters of credit. The Company purchased a 30-month interest rate swap which caps the base rate interest rate on one of the $25 million term loans at 8.5%. Such cap expires 2001. The credit facility carries customary restrictive covenants including but not limited to minimum leverage and cash flow ratios, limitations on domestic and foreign capital investments, restrictions on change in control, restrictions on payments of dividends, maintenance of minimum consolidated net worth, limitations on additional debt, liens and asset dispositions. Upon closing, in October, the Company advanced on the two $25.0 million term loans. The proceeds were used to pay off existing debt of approximately $27.9 million and provide capital for existing commitments. At December 31, 1998 the Company had $42.5 million available under the revolving line of credit.

(11) INCOME TAXES

     Income tax expense (benefit) from operations consists of the following:


                                                 Years Ended December 31,
                                                 ------------------------
                                              1998         1997         1996
                                              ----         ----         ----
                                             (000s)       (000s)       (000s)
     Current:
        Federal                              $  ---          343        (3,533)
        State                                    14        1,281            70
        Foreign                                (126)         (14)          ---
                                             ------        -----        ------
                                               (112)       1,610        (3,463)
                                             ------        -----        ------
     Deferred:
        Federal                               2,762        5,348        (3,614)
        State                                   671          555        (1,602)
        Foreign                                  84           33           (74)
                                             ------        -----        ------
                                              3,517        5,936        (5,290)
                                             ------        -----        ------
                                              3,405        7,546        (8,753)
     Less tax expense on extraordinary items    ---        8,681           ---
                                             ------        -----        ------
                                             $3,405       (1,135)       (8,753)
                                             ======        =====        ======


     The provision for income tax expense (benefit) differs from the amount which would be provided by applying the Federal statutory income tax rate of 35% to income or loss from continuing operations before extraordinary items and before income taxes as follows:


                                                   Years Ended December 31,
                                                   ------------------------
                                              1998          1997         1996
                                              ----          ----         ----
                                             (000s)        (000s)       (000s)
     Computed expected tax expense (benefit) $2,793         1,276       (8,403)
     Extraordinary gain                         ---         7,683       (1,345)
     State taxes, net of Federal impact         445         1,193         (996)
     Change in valuation reserve               (229)       (3,000)       1,582
     Non-deductible expenses                    343           281          219
     Goodwill amortization                      288           287          287
     Other, net                                (235)         (174)         (97)
                                             ------         -----       ------
                                             $3,405         7,546       (8,753)
                                             ======         =====       ======


     The tax effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities consist of the following:


                                                               December 31,
                                                               ------------
                                                            1998           1997
                                                            ----           ----
                                                            (000s)        (000s)
     Deferred tax assets:
        Allowance for doubtful accounts                   $   407           507
        Inventory reserves                                  1,585         3,237
        Net operating loss carryforward and tax credits     9,174         7,867
        Other                                                 279           ---
        Accrued liabilities                                 1,730         3,688
                                                          -------        ------
        Deferred tax assets                                13,175        15,299
        Less valuation reserve                             (3,626)       (3,855)
                                                          -------        ------
        Net deferred tax assets                             9,549        11,444
                                                          -------        ------

     Deferred tax liabilities:
        Property and equipment, principally depreciation   (8,376)       (9,367)
        Deferred costs                                     (5,271)       (3,202)
        Lease obligations                                     ---           128
        Other                                                (181)          235
                                                          -------       -------
        Net deferred tax liabilities                      (13,828)      (12,206)
                                                          -------       -------
        Net deferred income tax asset (liability)         $(4,279          (762)
                                                          =======       =======


     The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods in which those temporary differences and carryforwards are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods the net deferred tax assets are deductible, at December 31, 1998, management has a valuation reserve established for deferred tax assets for which it is more likely than not that the Company will not realize the benefits of these deductible differences and carryforwards. This valuation reserve is evaluated and adjusted as facts and circumstances affecting the Company's tax situation evolve and the likelihood of recovery of deferred tax assets changes. During the fourth quarter of 1997 the valuation reserve was adjusted as a result of the Company's 1997 cumulative earnings substantiating that it is more likely than not that a portion of the deductible differences will be realized.

     The Tax Reform Act of 1986 expanded the corporate alternative minimum tax
(AMT). Under the Act, the Company's tax liability is the greater of its regular tax or the AMT. The Company is subject to the AMT primarily due to depreciation limitations for AMT purposes. The AMT that is actually paid will potentially be allowed as a credit against regular tax in the future to the extent future regular tax expense exceeds AMT. At December 31, 1998, the Company had approximately $1.1 million of estimated AMT credit carryforwards. In addition, at December 31, 1998, the Company had approximately $13.5 million of net operating loss carryforwards primarily for Federal regular income tax purposes which expire in 2011.

     Net cash received from prior period refunds was approximately $0.2 million in 1998, $1.9 million in 1997 and $2.4 million in 1996.

(12) EXTRAORDINARY ITEMS

         In 1994, Electronic Data Systems Corporation ("EDS") purchased 545,454 shares of the Company's Common Stock and 1,912,728 shares of the Company's Series A Junior Preferred Stock ("Series A Preferred Stock"). Additionally, the Company entered into an agreement with EDS which, among other things, called for EDS to provide to the Company enhanced computing, communications, system and engineering and field maintenance services under the lottery systems contracts. In 1996, the Company withheld certain payments to EDS due to EDS performance issues and related on-line lottery customer disputes. In mid-1996 the contract with EDS was terminated and EDS filed a complaint against the Company seeking payment of outstanding fees. On January 30, 1997, the Company and EDS settled all claims against each other. The settlement resulted in a net of taxes extraordinary gain on debt extinguishment of approximately $13.3 million ($1.29 and $1.26 per basic and diluted share, respectively) for the Company. The terms of the settlement included the redemption by the Company of all of the Common and Series A Preferred Stock owned by EDS, the transfer to the Company of certain assets used in the provision of EDS services to on-line lottery customers and the extinguishment of approximately $38.0 million of outstanding fees in exchange for a note payable with a present value of $26.1 million. The note was paid in October 1998. The transition of the EDS services and related employees to the Company was completed in 1997.

     The Company paid or accrued approximately $81.6 million to EDS for costs and expenses in 1996. Of those costs and expenses approximately $5.1 million were capitalized primarily in conjunction with software development and deferred start-up costs in 1996.

     In 1994, the Company completed the purchase of all of the outstanding stock of United Wagering Systems, Inc. ("UWS"). During 1995, the Company did not pay principal and interest obligations under the terms of the promissory notes to the sellers because of disputes related to the acquisition. In March 1996, the Company effected a settlement agreement resulting in a net of taxes extraordinary gain of $4.0 million ($.37 per basic and diluted share) gain on debt extinguishment.

     In the fourth quarter 1995, the Company made a decision to sell UWS, exclusive of the racetrack in Sunland Park, New Mexico. The Company entered into a non-binding letter of intent in the fourth quarter 1995 for the sale of this segment; however, this transaction was abandoned because final terms could not be negotiated. The Company continued to review other potential opportunities for the sale of this operation through the second quarter 1996; however, due to operational improvements and industry and market conditions, the Company decided to no longer actively pursue the disposal of the wagering systems segment. Accordingly, the results of operations of the wagering systems segment have been reclassified to continuing operations. The estimated provision for loss on disposal of approximately $5.5 million ($.52 per basic and diluted share), recorded in 1995, was reversed in the third quarter of 1996.

(13) BENEFIT PLANS

     The Company's 1994 Stock Incentive Plan (the "Plan") provides for the granting of options, stock appreciation rights, restricted stock, performance units and performance shares to employees, consultants and advisors of the Company and the granting of options to non-employee directors of the Company (collectively or individually, "Awards). The total number of shares authorized for issuance under the Plan to 1,500,000. At December 31, 1998, the remaining number of shares available for issuance under the Plan was approximately 163,000.

     Options granted under the Plan are designated as either incentive stock options or as non-incentive stock options. The term of an option may not exceed 10 years from the date the option is granted or 15 years in the case of certain non-incentive stock options.

     In February 1993, the Board of Directors adopted a Non-Employee Stock Option Plan whereby non-employee directors of the Company elected or appointed after January 1, 1993 shall receive a one-time grant of options to acquire 20,000 shares of Common Stock. The exercise, pricing, vesting, duration and all other terms and conditions applicable to each option granted under the Non-Employee Stock Option Plan shall be in accordance with the provisions of the 1992 Stock Incentive Plan.

     All options currently outstanding are 100% exercisable no later than 4 years after grant date.


                                                                Weighted Average
                                                   Shares        Exercise Price
                                                   ------       ----------------
     Year ended December 31, 1996
     Outstanding, beginning of year                 919,782          11.45
        Granted                                     352,500           4.78
        Exercised                                       ---            ---
        Cancelled                                  (348,693)         11.74
                                                  ---------
     Outstanding, end of year                       923,589           8.76
                                                  =========
     Exercisable, end of year                       547,749           9.67
                                                  =========

     Year ended December 31, 1997
        Granted                                     232,000           5.58
        Exercised                                   (26,698)          7.23
        Cancelled                                  (126,208)          8.95
                                                  ---------
     Outstanding, end of year                     1,002,683           8.04
                                                  =========
     Exercisable, end of year                       644,011           8.96
                                                  =========

     Year ended December 31, 1998
        Granted                                     286,000          11.65
        Exercised                                   (29,165)          5.40
        Cancelled                                   (44,854)         10.62
                                                  ---------
     Outstanding, end of year                     1,214,664           8.86
                                                  =========
     Exercisable, end of year                       828,645           8.73
                                                  =========


     Information regarding options outstanding and exercisable at December 31, 1998, follows:


                                        Options Outstanding                 Options Exercisable
     Range of          -----------------------------------------------   -------------------------
     Exercise                     Weighted Average   Weighted Average            Weighted Average
      Price            Shares      Exercise Price    Remain Life (Yrs)   Shares    Exercise Price
     --------          ------     ----------------   -----------------   ------   ----------------


     $3.00 - 5.00       268,301           $4.09            8.0          210,291         $4.17
     $5.00 - 10.00      444,168            7.69            6.7          347,159          8.05
     $10.00 - 15.00     460,195           12.10            7.5          229,195         12.60
     $15.00 - 28.00      42,000           16.23            5.5           42,000         16.23
                      ---------                                         -------
                      1,214,664                            7.2          828,645
                      =========                            ===          =======


     A stock purchase plan was established in 1991, which is available to all permanent full-time employees. The Stock Purchase Plan provides for the purchase of the Company's Common Stock through payroll deductions of up to 3% of an employee's current compensation. In addition, the Company may make cash contributions to each employee's stock purchase account in an amount up to 50% of each payroll deduction credited to the account. In 1997, an additional 500,000 shares were authorized by a vote of stockholders bringing the total number of shares authorized for issuance under the Stock Purchase Plan to 700,000. Under the Stock Purchase Plan, the Company will offer to sell shares of its Common Stock at the end of each one year period (the "Purchase Period"), which begins January 1 and ends December 31 of each year. Shares will be purchased at the lesser of 85% of the fair market value of the Company's Common Stock on the first or last day of the Purchase Period. There were 97,997 shares at $9.99 per share purchased in January of 1999 for the 1998 Purchase Period; 132,524 shares at $3.35 per share purchased in January of 1998 for the 1997 Purchase Period; and 117,075 shares at $2.98 per share purchased in January of 1997 for the 1996 Purchase Period. Under the Stock Purchase Plan, the Company contributed approximately $322,000, $149,000 and $117,000 for 1998, 1997 and
1996, respectively. Remaining authorized shares available for issuance under the plan were approximately 172,000 at December 31, 1998.

     The Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for stock option and employee stock purchase benefit plans. Accordingly, no compensation cost has been recognized in the Company's consolidated statement of operations for options granted and shares purchased under the plans. Had compensation cost for the options granted and the shares of Common Stock issued under the Company's employee stock purchase plan been determined based on the fair value at the grant dates for awards under the plans consistent with the method of Financial Accounting Standards Board Statement 123, the Company's net earnings (loss) and per share amounts would have been as reflected in the pro-forma amounts indicated below:

                                      1998              1997              1996
                                     (000s)            (000s)            (000s)
     Net earnings (loss)             $3,060            17,637           (15,352)
                                     ------            ------           -------
                                     ------            ------           -------

     Net earnings (loss) per share:

     Basic                            $0.29             1.71              (1.44)
                                     ------            ------           -------
                                     ------            ------           -------

     Diluted                          $0.28             1.68              (1.44)
                                     ------            ------           -------
                                     ------            ------           -------

     The fair value of the options granted and shares issued under the Company's employee stock purchase plans in the three years ending December 31, 1998 was estimated using the Black-Scholes model with the following assumptions: dividend yield of 0%; expected life of 4 years for 1998, 5 years for 1997 and 1996, and a risk-free interest rate of 5.25% for 1998 and 6% for 1997 and 1996. The volatility factors used for the pro-forma amounts are 206% for 1998, 129% for 1997 and 57% for 1996.

     Employees aged 21 and above are eligible to participate in the Company's 401(K) employee savings plan the first of the month after hire (or after one day of service). Employer contributions are discretionary under the plan. Employer contributions under the plan were approximately $783,000 in 1998, $607,000 in 1997and $237,000 in 1996.

(14) OTHER CHARGES

     In 1996 the Company recorded approximately $34.1 million of special charges for restructuring costs and asset impairments, consisting of $31.0 million related to the on-line lottery segment and approximately $3.1 million related to the wagering systems segment as discussed in Note 12.

(15) COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with certain of its executive officers that provide for lump sum severance payments and accelerated vesting of options and restricted stock upon termination of employment under certain circumstances or a change in control, as defined.

     The Company is obligated to provide services and/or equipment under certain of its contracts. In addition, the various state on-line lottery and video gaming contracts contain provisions under which the Company may be subject to monetary penalties for central computer downtime, terminal failures, delays in servicing inoperable terminals within specified time periods and ticket stock shortages among other things. The Company accrues any net losses in fulfilling the terms of these contracts when the loss is probable and can be reasonably estimated (see Note 14).

     The Company typically posts bid, litigation, and performance bonds for on-line lottery contracts. At December 31, 1998, the Company had collateral in support of the various bonds outstanding consisting of $1.2 million of restricted deposits and $7.5 million of irrevocable standby letters of credit. Should the Company fail to meet contractually specified obligations during the contract term, the lottery authority may assess damages and exercise its right to collect on the applicable bond. The Company has had disputes with customers over implementation schedules, deliverables and other issues. The Company works with these customers to resolve these differences; however, should the Company be unable to resolve any disputes in a mutually satisfactory manner, the Company may suffer negative consequences in its relationships with these and other customers and its pursuit of future business. The ultimate cost to the Company of such damages (if any) would be net of its claims under risk management policies in effect as appropriate.

     The recovery of a significant amount of the Company's investment in the racetrack operations in Sunland Park, New Mexico is largely contingent upon the success of gaming at the racetrack. The Company's investment in the racetrack operations is approximately $23.4 million and current plans call for approximately $3 million to $4 million of additional expenditures for facility enhancements, gaming machines and related equipment.

     A significant percentage of the Company's consolidated revenues are derived from sales to customers in jurisdictions that have enacted legislation permitting various types of gaming. Such enacted legislation may change due to political and economic conditions within the jurisdiction which could have a material adverse effect upon the Company's financial position and results of future operations.

     International sales denominated in foreign currencies accounted for approximately $9.2 million or 4.3% of the Company's consolidated revenues in 1998, $20.3 million or 10% of consolidated revenues in 1997 and $16.6 million or 9% of consolidated revenues in 1996. Management can give no assurances that changes in currency and exchange rates will not materially affect the Company's revenues, costs, cash flows and business practices and plans. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, delays in receiving payments on accounts receivable balances, reimbursement approvals (both governmental and private), difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws and regulations. In addition, the Company's foreign operations would be affected by general economic conditions in the international markets in which the Company does business, such as a prolonged economic downturn in Europe or the Asian-Pacific region. There can be no assurances that such factors will not have a material adverse effect on the Company's future international revenues and, consequently, on the Company's business, financial condition, results of operations or cash flows. The Company has not historically attempted to hedge the risks of fluctuating exchange rates given the currencies involved and the terms of payment granted to its customers.

     In March 1996, Ladbroke Holdings del Peru S.A. ("Ladbroke") filed an action in the United States District Court, Eastern District of Michigan, against United Tote Company and the Company. The complaint alleged, in part, that United Tote had violated an agreement that it had entered with Ladbroke to "supply, install, commission and operate" a number of wagering terminals and that United Tote, without justification, notified Ladbroke that it was terminating the agreement. Ladbroke alleged that United Tote and the Company's conduct constituted a breach of contract, wrongful termination of contract, fraudulent misrepresentation and tortious interference with contract/business relationship. The complaint does not specify a damage figure but seeks recovery of all "actual, incidental and consequential damages." The Company and United Tote filed a counterclaim against Ladbroke alleging claims for breach of certain of Ladbroke's obligations under the contract and unjust enrichment. The counterclaim alleged, in part, that Ladbroke failed to identify a sufficient number of viable retailer locations, and failed to promote, design and market the game so as to create sufficient demand. The case is in discovery and the Company intends to continue to vigorously defend the action. The Company cannot reasonably predict the ultimate outcome of this litigation.

     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these other matters will not have a material adverse effect on its consolidated financial position or results of operations.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                             STATEMENTS OF EARNINGS
                    (in thousands except for per share data)

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                         1999             1998
                                                         ----             ----
REVENUES:
     Lottery systems                                   $26,038           29,264
     Gaming machines and systems                        15,785            9,924
     Gaming operations                                   9,031            6,848
     Pari-mutuel systems                                 4,486            4,194
                                                       -------           ------
          Total revenues                                55,340           50,230
                                                       -------           ------

COSTS OF REVENUES:
     Lottery systems                                    16,123           19,107
     Gaming machines and systems                         8,237            4,798
     Gaming operations                                   7,087            5,853
     Pari-mutuel systems                                 2,997            2,894
                                                       -------           ------
          Total costs of revenues                       34,444           32,652
                                                       -------           ------

Gross profit                                            20,896           17,578

OTHER OPERATING EXPENSES:
     Selling, general and administrative                 9,835            8,526
     Research and development                            2,396            2,565
     Depreciation and amortization                       5,242            4,820
     Other charges                                       1,328              ---
                                                       -------           ------

Earnings from operations                                 2,095            1,667
                                                       -------           ------

OTHER INCOME (EXPENSE):
     Interest and other income                             527              368
     Interest expense                                   (1,017)            (790)
                                                       -------           ------
          Other expense, net                              (490)            (422)
                                                       -------           ------

Earnings before income taxes and accounting change       1,605            1,245

Income tax expense                                        (994)            (632)
                                                       -------           ------

Earnings before cumulative effect of accounting change     611              613

Cumulative effect of change in accounting principle,
          net                                             (235)             ---
                                                       -------           ------

Net earnings                                             $ 376              613
                                                       -------           ------
                                                       -------           ------

SHARE INFORMATION, BASIC AND DILUTED:
     Earnings before accounting change                  $ 0.06             0.06
     Effect of accounting change                         (0.02)             ---
                                                        ------             ----
     Net earnings                                       $ 0.04             0.06
                                                       -------           ------
                                                       -------           ------

Weighted average shares:
     Basic                                              10,550           10,467
     Potential common stock (excluded if antidilutive)     544              405
                                                        ------           ------
     Diluted                                            11,094           10,872
                                                       -------           ------
                                                       -------           ------

          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 BALANCE SHEETS
                      (in thousands except for share data)

                                                         March 31,  December 31,
                                                           1999         1998
                                                           ----         ----
ASSETS
  Current assets:
    Cash and cash equivalents                            $  7,434       16,371
    Restricted short-term deposits                            169        1,992
    Accounts receivable, net                               25,215       21,786
    Current installments of notes receivable, net           6,836        6,179
    Inventories                                            19,602       18,630
    Prepaid expenses                                        3,455        1,574
    Deferred income taxes                                   9,597        9,549
                                                         --------      -------
  Total current assets                                     72,308       76,081

  Property and equipment, net                              87,923       76,355
  Restricted cash deposits                                    285          376
  Notes receivable, excluding current installments          9,482       10,049
  Goodwill, net                                             8,291        8,495
  Intangible and other assets, net                         19,636       17,119
                                                         --------      -------
                                                         $197,925      188,475
                                                         --------      -------
                                                         --------      -------
LIABILITIES
  Current liabilities:
    Current installments of long-term debt               $  5,530        4,445
    Accounts payable                                       10,321       12,611
    Accrued expenses                                       19,466       17,848
                                                         --------      -------
  Total current liabilities                                35,317       34,904

  Long-term debt, excluding current installments           59,500       51,765
  Deferred income taxes                                    14,618       13,828
                                                         --------      -------
         Total liabilities                                109,435      100,497
                                                         --------      -------

Commitments and contingencies (see note 7)

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value.  Authorized 10,000,000
    shares; no shares issued                                  ---          ---
  Common stock, $.01 par value.  Authorized 25,000,000
    shares                                                    107          106
  Paid-in capital                                          91,357       91,304
  Deferred restricted stock compensation                     (733)        (815)
  Accumulated deficit                                      (2,241)      (2,617)
                                                         --------      -------
         Total stockholders' equity                        88,490       87,978
                                                         --------      -------
                                                         $197,925      188,475
                                                         --------      -------
                                                         --------      -------

          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      (in thousands except for share data)

-----------------------------------------------------------------------------------------------------------
                                                                  Restricted                    Total
                         Common         Common                       Stock        Accumu-    Stock-holders'
                         Stock           Stock       Paid-in        Compen-        lated        Equity
                         Issued        par value     Capital        sation        Deficit
-----------------------------------------------------------------------------------------------------------

December 31, 1998       10,648,317        $106        91,304         (815)        (2,617)       87,978

Net earnings                   ---         ---           ---          ---            376           376

Shares
  issued to directors        4,461         ---            62          ---            ---            62

Amortization of
  deferred
  restricted stock
  compensation                 ---         ---           ---           82            ---            82

Stock options
  exercised and shares
  issued under
  employee stock
  purchase plan             59,412           1           574          ---            ---           575

Stock redemptions          (45,000)        ---          (583)         ---            ---          (583)
                        ----------        ----        ------         ----         ------        ------

March 31, 1999          10,667,190        $107        91,357         (733)        (2,241)       88,490
                        ----------        ----        ------         ----         ------        ------
                        ----------        ----        ------         ----         ------        ------
-----------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                                    Three months ended March 31,
                                                       1999               1998
                                                       ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                        $   376               613
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                      5,242             4,820
     Cumulative effect of accounting change, net          235               ---
     Other, net                                           228               135
     Changes in operating assets and liabilities:
      Receivables, net                                 (3,519)            4,672
      Inventories                                        (793)           (3,276)
      Prepaid expenses                                 (1,864)             (219)
      Accounts payable                                 (2,290)           (2,434)
      Accrued expenses                                  1,700            (2,065)
      Income taxes                                        899               624
                                                      -------            ------
Net cash provided by operating activities                 214             2,870
                                                      -------            ------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Expenditures on property and equipment           (16,143)           (2,493)
     Expenditures on intangible and other
          noncurrent assets                            (3,720)             (115)
     Proceeds from sales of equipment                      78                97
     Change in restricted cash deposits                 1,914               241
                                                      -------            ------
Net cash used in investing activities                 (17,871)           (2,270)
                                                      -------            ------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit                      10,000               ---
     Repayments of long-term debt                      (1,180)           (2,489)
     Payments of loan fees                                (92)              ---
     Proceeds from issuance of common stock               575             2,080
     Redemption of common stock                          (583)              ---
                                                      -------            ------
Net cash provided by (used in) financing activities     8,720              (409)
                                                      -------            ------

Net increase (decrease) in cash and cash equivalents   (8,937)              191

Cash and cash equivalents, beginning of period         16,371            13,772
                                                      -------            ------

Cash and cash equivalents, end of period              $ 7,434            13,963
                                                      -------            ------
                                                      -------            ------

          See accompanying notes to consolidated financial statements.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Presentation

          The consolidated financial statements include the accounts of Powerhouse Technologies, Inc. and its subsidiaries (collectively the "Company"). All significant intercompany balances and transactions have been eliminated.

          The Company has four business segments:
          - Lottery systems includes the design, manufacture, sale, installation and operation of on-line lottery systems. Revenues are derived from the Company's AWI subsidiary.
          - Gaming machines and systems includes the design, manufacture, sale and leasing of video gaming machines and central control systems and provision of related services. Revenues are generated by the Company's VLC and VLC of Nevada subsidiaries.
          - Gaming operations includes operating a casino, gaming machine routes and racetrack. Revenues are generated at the Company's Sunland Park Racetrack & Casino and through its Montana route operations.
          - Pari-mutuel systems includes the design, manufacture, sale and operation of computerized pari-mutuel wagering systems used at racetracks. Revenues are provided by the Company's United Tote subsidiary.

          The consolidated balance sheet as of March 31, 1999 and the consolidated statements of earnings and cash flows for the three-month periods ended March 31, 1999 and 1998 and the consolidated statement of stockholders' equity for the three-month period ended March 31, 1999 have been prepared by the Company, without audit. These financial statements should be read in conjunction with the consolidated financial statements and notes contained in the Company's 1998 Annual Report on Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the periods indicated have been made.

     b.   Management estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c.   Accounting pronouncements not yet adopted

          Statement of Financial Accounting Standards No. 133 ("Statement 133"), issued June 1998, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Statement 133 requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 1999. Initial application of it must be as of the beginning of an entity's fiscal quarter. The Company expects to adopt this statement January 1, 2000; the adoption is not expected to have a significant effect on the Company's financial position, results of operation or cash flows.


2.   OTHER CHARGES

     The statement of earnings for the quarter ended March 31, 1999 includes $1.3 million ($1.1 million or $0.10 per diluted share after tax) of charges relating to the Company's proposed merger with Anchor

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Gaming and the startup of the Company's casino at its Sunland Park facility. Costs related to the proposed merger consist primarily of professional fees, while those associated with the casino startup include pre-opening costs from January 1, 1999 through February 21, 1999. Approximately $0.9 million of the other charges relate to the Company's proposed merger with Anchor Gaming, while $0.2 million represent Sunland Park casino startup costs.

3.   CUMULATIVE EFFECT OF ACCOUNTING CHANGE

     Pursuant to the required adoption of Statement of Position 98-5 (SOP 98-5), the Company changed its method of accounting for startup costs. The change required that startup costs be expensed as incurred rather than capitalized and amortized to expense. This change resulted in the write-off of casino pre-opening costs capitalized through December 31, 1998. The cumulative effect of the write-off totals $235,000 or $0.02 per diluted share (after tax), and is reflected in the accompanying statement of earnings. As discussed in Note 2, costs incurred during 1999 were expensed as incurred. The adoption of SOP 98-5 would not have had a significant effect on net earnings or earnings per share for the three months ended March 31, 1998; as such, pro forma results are not presented.

4.   INVENTORIES

     A summary of inventory follows:

                                                     March 31,      December 31,
                                                       1999             1998
                                                       ----             ----
                                                      (000s)           (000s)
     Manufacturing:
        Raw materials                                 $ 6,802           6,497
        Work-in-process                                 1,551           1,166
        Finished goods                                  9,589           9,604
     Customer service and other                         1,660           1,363
                                                      -------          ------
                                                      $19,602          18,630
                                                      -------          ------
                                                      -------          ------

5.   STOCKHOLDERS' EQUITY

     During the quarter, the Company purchased 45,000 shares of its outstanding stock pursuant to a stock buyback authorized by the Company's Board of Directors in 1998; such shares were cancelled.

6.   SEGMENT DATA

                                                    Three Months Ended March 31,
                                                       1999             1998
                                                       ----             ----
                                                      (000s)           (000s)
     Segment revenues:
        Lottery systems                               $26,038          29,264
        Gaming machines and systems                    15,855          10,041
        Gaming operations                               9,031           6,848
        Pari-mutuel systems                             4,591           4,316
                                                      -------          ------
          Total revenues                               55,515          50,469
       Less intercompany                                 (175)           (239)
                                                      -------          ------
          Consolidated revenues                       $55,340          50,230
                                                      -------          ------
                                                      -------          ------

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                    Three Months Ended March 31,
                                                       1999             1998
                                                       ----             ----
                                                      (000s)           (000s)
     Earnings from operations before other charges:
        Lottery systems                              $ 3,579            3,211
        Gaming machines and systems                    2,320              914
        Gaming operations                                392              (90)
        Pari-mutuel systems                             (394)            (372)
                                                     -------           ------
           Reportable segments' earnings from
             operations before other charges           5,897            3,663
        Corporate expenses                            (2,474)          (1,996)
                                                     -------           ------
           Consolidated earnings from operations
             before other charges                    $ 3,423            1,667
                                                     -------           ------
                                                     -------           ------

     Earnings from operations including other charges:
        Lottery systems                                3,579            3,211
        Gaming machines and systems                    2,320              914
        Gaming operations                                (42)             (90)
        Pari-mutuel systems                             (394)            (372)
                                                     -------           ------
           Reportable segments' earnings from
             operations including other charges        5,463            3,663
        Corporate expenses                            (3,368)          (1,996)
                                                     -------           ------
           Consolidated earnings from operations
             including other charges                 $ 2,095            1,667
                                                     -------           ------
                                                     -------           ------

                                                    March 31,       December 31,
                                                       1999             1998
                                                       ----             ----
                                                      (000s)           (000s)

     Segment assets:
       Lottery systems                              $ 72,158           57,880
       Gaming machines and systems                    53,872           52,107
       Gaming operations                              30,779           28,194
       Pari-mutuel systems                            22,430           22,357
                                                    --------          -------
          Reportable segments' assets                179,239          160,538
       Corporate assets                               18,686           27,937
                                                    --------          -------
          Consolidated assets                       $197,925          188,475
                                                     -------           ------
                                                     -------           ------

7.   COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with certain of its executive officers that provide for lump sum severance payments and accelerated vesting of options and restricted stock upon termination of employment under certain circumstances or a change in control, as defined. The Company's proposed merger constitutes a change in control as defined in certain of the employment agreements as well as in certain stock incentive and incentive compensation arrangements.

     The Company is obligated to provide services and/or equipment under certain of its contracts. In addition, the various state on-line lottery and video gaming contracts contain provisions under which the Company may be subject to monetary penalties for central computer downtime, terminal failures, delays in servicing inoperable terminals within specified time periods and ticket stock shortages among other things. The Company accrues any net losses in fulfilling the terms of these contracts when the loss is probable and can be reasonably estimated.

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company typically posts bid, litigation, and performance bonds for on-line lottery contracts. At March 31, 1999, the Company had collateral in support of the various bonds outstanding consisting of $7.5 million of irrevocable standby letters of credit. Should the Company fail to meet contractually specified obligations during the contract term, the lottery authority may assess damages and exercise its right to collect on the applicable bond. An additional $1.0 million in letters of credit is outstanding related to supplier and rental contracts entered into in the ordinary course of business.

     The Company has had disputes with customers over implementation schedules, deliverables and other issues. The Company works with these customers to resolve these differences; however, should the Company be unable to resolve any disputes in a mutually satisfactory manner, the Company may suffer negative consequences in its relationships with these and other customers and its pursuit of future business. The ultimate cost to the Company of such damages (if any) would be net of its claims under risk management policies in effect as appropriate.

     A significant percentage of the Company's consolidated revenues are derived from sales to customers in jurisdictions that have enacted legislation permitting various types of gaming. Such enacted legislation may change due to political and economic conditions within the jurisdiction which could have a material adverse effect upon the Company's financial position and results of future operations.

     International sales denominated in foreign currencies accounted for approximately $9.2 million or 4.3% of the Company's consolidated revenues in 1998. Management can give no assurances that changes in currency and exchange rates will not materially affect the Company's revenues, costs, cash flows and business practices and plans. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, delays in receiving payments on accounts receivable balances, reimbursement approvals (both governmental and private), difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws and regulations. In addition, the Company's foreign operations would be affected by general economic conditions in the international markets in which the Company does business, such as a prolonged economic downturn in Europe or the Asian-Pacific region. There can be no assurances that such factors will not have a material adverse effect on the Company's future international revenues and, consequently, on the Company's business, financial condition, results of operations and cash flows. The Company has not historically attempted to hedge the risks of fluctuating exchange rates given the currencies involved and the terms of payment granted to its customers.

     The Year 2000 issue is pervasive and complex. Virtually every information technology ("IT") system, including the Company's internal systems, systems delivered to customers, and suppliers' systems, as well as non-IT systems will be affected in some way by the rollover of the two-digit year value to "00". Non-IT systems include manufacturing systems and physical facilities including, but not limited to, security systems and utilities. The result could create errors in information or system failures. Recognizing this uncertainty, management has and is continuing to actively analyze, assess and plan for various Year 2000 issues. Management has appointed a task force that reports periodically to the Company's CEO and Board of Directors, and has also engaged outside consultants to assist and advise management in this assessment process.

     The Company's Year 2000 team has completed an inventory of all of its computer systems and technology that may be impacted by Year 2000 issues. The programming and testing of mission critical systems, including those systems delivered to customers or used in the provision of services to customers, is complete and contingency plans have been developed. In calendar year 1999, the Company plans to replace or upgrade the remaining systems that are identified as non-Year-2000 compliant at an incremental cost of approximately $0.5 million. Non-IT system issues are more difficult to identify and resolve. The Company is actively identifying non-IT Year 2000 issues concerning its products and services, as well as its physical facility locations. As non-IT areas are identified, management formulates the necessary actions to ensure minimal disruption to its business processes. Although management believes that its efforts will be successful and the costs will be immaterial to its consolidated financial position and results of operations, it

                 POWERHOUSE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

also recognizes that any failure or delay could cause a disruption in its business and may have a significant financial impact.

     The Company has evaluated its strategy and legal obligations for any communication to its customers. The Year 2000 readiness of its customers varies, and the Company is encouraging its customers to evaluate and prepare their own systems. In many cases the Company is assisting customers by providing new or modified systems to resolve Year 2000 issues.

     The Company is also assessing the Year 2000 readiness of its key suppliers. The Company's direction in this effort is to ensure the adequacy of resources and supplies to minimize any potential business interruptions. Management expects to complete this part of its Year 2000 readiness plan in the second quarter of 1999. As part of the Company's contingency plans, management will, as considered necessary, begin to identify and communicate with alternative suppliers to ensure the continuation of its critical business operations.

     The Company believes that because of modifications already made and current plans for additional modifications of existing computer systems, updates by vendors and conversion to new software, the Year 2000 issue will not pose significant operations problems for the Company. However, if such modifications and conversions are not completed properly or in a timely manner, or third party software and systems relied on by the Company fail, the Year 2000 issue could have a material impact on the business and operations of the Company. The costs of modifications and conversions are not anticipated to be material, and will principally represent a re-deployment of existing or otherwise planned resources. No assurance can be given that the Company will successfully avoid any problems associated with the Year 2000 issue.

     In March 1996, Ladbroke Holdings del Peru S.A. ("Ladbroke") filed an action in the United States District Court, Eastern District of Michigan, against United Tote Company and the Company. The complaint alleged, in part, that United Tote had violated an agreement that it had entered with Ladbroke to "supply, install, commission and operate" a number of wagering terminals and that United Tote, without justification, notified Ladbroke that it was terminating the agreement. Ladbroke alleged that United Tote and the Company's conduct constituted a breach of contract, wrongful termination of contract, fraudulent misrepresentation and tortious interference with contract/business relationship. The complaint does not specify a damage figure but seeks recovery of all "actual, incidental and consequential damages." The Company and United Tote filed a counterclaim against Ladbroke alleging claims for breach of certain of Ladbroke's obligations under the contract and unjust enrichment. The counterclaim alleged, in part, that Ladbroke failed to identify a sufficient number of viable retailer locations, and failed to promote, design and market the game so as to create sufficient demand. The case is in discovery and the Company intends to continue to vigorously defend the action. The Company cannot reasonably predict the ultimate outcome of this litigation.

     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these other matters will not have a material adverse effect on its consolidated financial position or results of operations or liquidity.

                                  ANCHOR GAMING
              PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

         The accompanying pro forma consolidated condensed financial statements present pro forma information for the Company and Powerhouse giving effect to the acquisition of Powerhouse (the "Powerhouse Acquisition") using the purchase method of accounting. The pro forma consolidated condensed financial statements of the Company are based on the historical financial statements of the Company and Powerhouse as of and for the periods described below.

         The accompanying pro forma consolidated condensed balance sheet as of March 31, 1999 has been presented as if the Powerhouse Acquisition occurred on March 31, 1999. The accompanying pro forma consolidated condensed income statements for the nine months ended March 31, 1999 and the year ended June 30, 1998 are presented as if the Powerhouse Acquisition occurred on July 1, 1998 and July 1, 1997, respectively.

         Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the transaction. The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. These assumptions are subject to change pending final determination of fair value of the assets and liabilities acquired, actual interest rates incurred on the Credit Facility, estimated lives of assets and actual transaction costs incurred. Changes to the adjustments presented in the pro forma financial statements are expected as the results of operations of Powerhouse subsequent to March 31, 1999 will affect the allocation of the purchase price.

         Anchor's historical balance sheet as of March 31, 1999 and income statement for the nine months ended March 31, 1999 are unaudited and the historical income statement for the year ended June 30, 1998 is audited. The historical balance sheet for Powerhouse as of March 31, 1999 is unaudited. The historical income statement for the nine months ended March 31, 1999 and year ended June 30, 1998 for Powerhouse is derived from both audited and unaudited results of Powerhouse. Certain items in the historical financial statements have been reclassified to conform to the presentation used in the pro forma financial statements. The historical income statement of Powerhouse for the nine months ended March 31, 1999 does not include $1.3 million of non-recurring charges primarily related to the merger transaction.

         The accompanying pro forma consolidated condensed financial statements are provided for information purposes only and are not necessarily indicative of the results that will be achieved for future periods. The accompanying pro forma consolidated condensed financial statements do no purport to represent what the Company's results of operations would actually have been if the Powerhouse Acquisition in fact had occurred as of the dates described above. The accompanying pro forma consolidated condensed financial statements and the related notes thereto should be read in conjunction with the both the Company's consolidated financial statements as filed with the Securities and Exchange Commission including the Company's Form 10-K for the year ended June 30, 1998 and the Company's Form 10-Q for the period ended March 31, 1999 and with Powerhouse's consolidated financial statements as filed with the Securities and Exchange Commission including Powerhouse's Form 10-K for the year ended December 31, 1998 and Powerhouse's Form 10-Q for the period ended March 31, 1999.

         This current report on Form 8-K contains certain forward-looking statements within the meaning of section 21e of the Securities Exchange Act of 1934, as amended, and other applicable securities laws. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements. Although the Company believes that the expectations reflected in any of its forward-looking statements will prove to be correct, actual results could differ materially from those projected or assumed in the Company's forward-looking statements. These risks and uncertainties include, but are not limited to: risks of proprietary games such as pressure from competitors; changes in economic conditions; obsolescence; declining popularity of existing games; failure of new game ideas or concepts to become popular; duplication by third parties and changes in interest rates as they relate to the wide-area progressive machine operations within the Company's joint venture with International Game Technology; competition from other route and casino operators; competition from other technology providers with new proprietary technology; dependence on suppliers; changes in gaming regulations and taxes; changes in international currency and exchange rates; dependence upon key personnel; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including Anchor's Form 10-K for the year ended June 30, 1998, Powerhouse's Form 10-K for the year ended December 31, 1998, and the Forms 10-Q for both companies for the past three fiscal quarters.

ANCHOR GAMING
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
MARCH 31, 1999
(in thousands)

                                                           Anchor         Powerhouse         Pro Forma                Anchor
                                                         Historical       Historical        Adjustments             Pro Forma
                                                      ----------------------------------------------------------------------------
         ASSETS
Current assets:
     Cash and cash equivalents                         $       89,334   $        7,434    $       220,000   (a)   $       31,040
                                                                                                 (220,698)  (b)
                                                                                                  (65,030)  (c)
     Accounts and notes receivable, net                         7,900           32,051                                    39,951
     Inventory                                                  2,794           19,602                                    22,396
     Prepaid expenses                                           2,007            3,455               (400)  (b)            5,062
     Deferred income taxes                                         -             9,597                                     9,597
     Other current assets                                         249              169                                       418
                                                      -----------------------------------------------------      -----------------
         Total current assets                                 102,284           72,308            (66,128)               108,464
Property and equipment, net                                    89,914           87,923             10,055   (b)          187,892
Goodwill, net                                                   1,735            8,291             (8,291)  (b)          115,721
                                                                                                  113,986   (b)
Investments in unconsolidated affiliates                       26,883               -                                     26,883
Intangible and other long-term assets, net                     33,230           29,403             33,490   (b)           76,491
                                                                                                  (18,032)  (b)
                                                                                                   (1,600)  (b)
                                                      -----------------------------------------------------      -----------------
         Total assets                                   $     254,046    $     197,925     $       63,480          $     515,451
                                                      =====================================================      =================

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                  $        4,634    $      10,321                             $      14,955
     Current portion of long-term debt                             -             5,530             (5,530)  (c)               -
     Other current liabilities                                 19,658           19,466              9,500   (b)           48,624
                                                      -----------------------------------------------------      -----------------
         Total current liabilities                             24,292           35,317              3,970                 63,579
     Long-term debt, net of current portion                        -            59,500            220,000   (a)          220,000
                                                                                                  (59,500)  (c)
     Other long-term liabilities                                   -            14,618              5,000   (b)           19,618
     Minority interest                                          1,250               -                                      1,250
                                                      -----------------------------------------------------      -----------------
         Total liabilities                                     25,542          109,435            169,470                304,447
                                                      -----------------------------------------------------      -----------------
Stockholders' equity:
     Preferred stock                                               -                -
     Common stock                                                 138              107               (107)  (b)              138
     Additional paid-in capital                               114,887           91,357            (91,357)  (b)          114,887
     Treasury stock at cost                                   (85,585)              -                                    (85,585)
     Retained earnings (accumulated deficit)                  199,064           (2,974)             2,974   (b)          181,564
                                                                                                  (17,500)  (b)
                                                      -----------------------------------------------------      -----------------
         Total stockholders' equity                           228,504           88,490           (105,990)               211,004
                                                      -----------------------------------------------------      -----------------
         Total liabilities and stockholders' equity     $     254,046    $     197,925      $      63,480          $     515,451
                                                      =====================================================      =================

See accompanying notes to pro forma consolidated condensed financial statements

ANCHOR GAMING
PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
NINE MONTHS ENDED MARCH 31, 1999
(in thousands except per share data)

                                                          Anchor           Powerhouse        Pro Forma                  Anchor
                                                        Historical         Historical       Adjustments               Pro Forma
                                                     -----------------------------------------------------------------------------
Revenues:
     On-line wagering                                 $            -     $      90,732                            $       90,732
     Proprietary games                                        93,104                 -                                    93,104
     Gaming operations                                        65,248             7,542                                    72,790
     Machines & systems                                            -            46,546                                    46,546
     Routes                                                   27,908            12,907                                    40,815
                                                     -----------------------------------------------------         ---------------
        Total revenues                                       186,260           157,727            -                      343,987
                                                     -----------------------------------------------------         ---------------
Cost of revenues:
     On-line wagering                                              -            54,768                                    54,768
     Proprietary games                                        13,344                 -                                    13,344
     Gaming operations                                        34,023             6,631                                    40,654
     Machines & systems                                           -             26,283                                    26,283
     Routes                                                   18,359             9,420                                    27,779
                                                     -----------------------------------------------------         ---------------
        Total cost of revenues                                65,726            97,102            -                      162,828
                                                     -----------------------------------------------------         ---------------
Gross margin                                                 120,534            60,625            -                      181,159
                                                     -----------------------------------------------------         ---------------

Other costs and expenses:
     Selling, general and administrative                      27,066            29,164                                    56,230
     Research and development                                  2,808             7,383                                    10,191
     Depreciation and amortization                            12,598            15,276         3,219  (f)                 31,093
                                                     -----------------------------------------------------         ---------------
        Total other costs and expenses                        42,472            51,823         3,219                      97,514
                                                     -----------------------------------------------------         ---------------

Income from operations                                        78,062             8,802        (3,219)                     83,645
                                                     -----------------------------------------------------         ---------------

Other income (expense):
     Interest expense                                             -             (2,508)        2,508  (d)                (11,550)
                                                                                             (11,550) (e)
     Other income                                              2,528             1,374                                     3,902
                                                     -----------------------------------------------------         ---------------
        Total other income (expense)                           2,528            (1,134)       (9,042)                     (7,648)
                                                     -----------------------------------------------------         ---------------

Income before provision for income taxes                      80,590             7,668       (12,261)                     75,997
Income tax provision                                          30,423             3,066        (2,900) (g)                 30,589
                                                     -----------------------------------------------------         ---------------
Income from continuing operations                     $       50,167    $        4,602    $   (9,361)               $     45,408
                                                     =====================================================         ===============
Basic earnings per share                              $         4.09                                                $       3.71
                                                     ==================                                            ===============
Weighted average shares outstanding                           12,254                                                      12,254
                                                     ==================                                            ===============
Diluted earnings per share                            $         4.00                                                $       3.62
                                                     ==================                                            ===============
Weighted average common and
   common equivalent shares outstanding                       12,537                                                      12,537
                                                     ==================                                            ===============

See accompanying notes to pro forma consolidated condensed financial statements

ANCHOR GAMING
PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
YEAR ENDED JUNE 30, 1998
(in thousands except per share data)

                                                          Anchor           Powerhouse        Pro Forma                  Anchor
                                                        Historical         Historical       Adjustments               Pro Forma
                                                     ----------------------------------------------------------------------------
Revenues:
     On-line wagering                                 $           -        $     118,744                           $     118,744
     Proprietary games                                       113,677                  -                                  113,677
     Gaming operations                                        83,941               6,924                                  90,865
     Machines & systems                                           -               57,230                                  57,230
     Routes                                                   34,314              17,656                                  51,970
                                                     -----------------------------------------------------         --------------
        Total revenues                                       231,932             200,554           -                     432,486
                                                     -----------------------------------------------------         --------------
Cost of revenues:
     On-line wagering                                             -               75,843                                  75,843
     Proprietary games                                        13,475                  -                                   13,475
     Gaming operations                                        36,905               7,553                                  44,458
     Machines & systems                                           -               33,484                                  33,484
     Routes                                                   21,442              12,905                                  34,347
                                                     -----------------------------------------------------         --------------
        Total cost of revenues                                71,822             129,785           -                     201,607
                                                     -----------------------------------------------------         --------------

Gross margin                                                 160,110              70,769           -                     230,879
                                                     -----------------------------------------------------         --------------

Other costs and expenses:
     Selling, general and administrative                      39,296              33,721                                  73,017
     Research and development                                  1,922               9,969                                  11,891
     Depreciation and amortization                            12,661              19,821        4,292   (f)               36,774
                                                     -----------------------------------------------------         --------------
        Total other costs and expenses                        53,879              63,511        4,292                    121,682
                                                     -----------------------------------------------------         --------------

Income from operations                                       106,231               7,258       (4,292)                   109,197
                                                     -----------------------------------------------------         --------------
Other income (expense):
     Interest expense                                           (226)             (3,433)       3,433   (d)              (15,626)
                                                                                              (15,400)  (e)
     Other income                                              3,435               1,238                                   4,673
                                                     -----------------------------------------------------         --------------
        Total other income (expense)                           3,209              (2,195)     (11,967)                   (10,953)
                                                     -----------------------------------------------------         --------------

Income before provision for income taxes                     109,440               5,063      (16,259)                    98,244
Income tax provision (benefit)                                41,040                (848)      (3,649)  (g)               36,543
                                                     -----------------------------------------------------         --------------
Income from continuing operations                     $       68,400     $         5,911   $  (12,610)              $     61,701
                                                     =====================================================         ==============
Basic earnings per share                              $         5.36                                                $       4.84
                                                     ==================                                            ===============
Weighted average shares outstanding                           12,751                                                      12,751
                                                     ==================                                            ===============
Diluted earnings per share                            $         5.20                                               $        4.69
                                                     ==================                                            ===============
Weighted average common and
   common equivalent shares outstanding                       13,161                                                      13,161
                                                     ==================                                            ===============

See accompanying notes to pro forma consolidated condensed financial statements

                                  ANCHOR GAMING
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 (in thousands)

         The pro forma adjustments contained in the accompanying pro forma consolidated condensed financial statements reflect the following adjustments:

(a) The proceeds from borrowings under the Credit Facility to fund the Powerhouse Acquisition.

(b) The purchase price payment to Powerhouse shareholders for all shares of Powerhouse common stock outstanding ($220,698) plus estimated costs of the transaction ($9,500); the elimination of Powerhouse equity ($88,490); the adjustment of the net book value of Powerhouse property and equipment to fair value (estimated at $10,055); the adjustment of the deferred tax liability related to changes in the fair value of assets (estimated at $5,000); the write off of Powerhouse prepaid loan fees (estimated at $400 current and $1,600 long-term); the reduction in book value of Powerhouse intangible assets (estimated at $18,032); the elimination of Powerhouse goodwill ($8,291); recording expenses for acquired in-process research and development (estimated at $17,500); the recording of fair value of acquired identifiable intangible assets including developed technology, assembled workforce, customer base and covenants not-to-compete (estimated at $33,490); and the recording of transaction goodwill ($113,986) as the difference between the purchase price and the estimated fair value of the assets acquired.

         The write off of in-process research and development is not reflected in the pro forma income statements presented as it is a non-recurring charge.

(c)      The retirement of indebtedness of Powerhouse.

(d)      The elimination of Powerhouse historical interest expense.

(e) Interest expense on $220,000 in borrowings on the Bank Credit Facility at an estimated effective interest rate of 7%.

(f) The additional depreciation and amortization expense as a result of changes in the book value of assets as follows:

                                                                                               Incremental Expense
                                                                                         -------------------------------
                                                                  Net       Estimated     Nine Months
                                                              Increase in    Life in         Ended         Year Ended
                                                               Book Value     Years      March 31, 1999    June 30, 1998
                                                              -----------   ---------    --------------    -------------
                 Goodwill                                        $105,695    30 - 40            $ 1,692           $2,256
                 Buildings and improvements                         4,275     7 - 40                128              171
                 Identifiable intangibles                          15,458     3 - 20              1,399            1,865
                                                                                                -------           ------
                                                                                                $ 3,219           $4,292
                                                                                                =======           ======


(g) The adjustment to the provision (benefit) for income taxes in order to result in a combined federal and state tax rate of 40.25% for the nine months ended March 31, 1999 and 40.25% less a $3,000 tax benefit recognized by Powerhouse for the year ended June 30, 1998.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ANCHOR GAMING
                                                     (Registrant)


Date:    July 14, 1999                               /s/ GEOFFREY A. SAGE
         ------------------------                    -------------------------
                                                     Geoffrey A. Sage
                                                     Chief Financial Officer